Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 12, 2020, with respect to the financial statements and supplemental information included in the Annual Report of Masco Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2019. We hereby consent to the incorporation by reference of said report in Masco Corporation’s previously filed Form S-8 Registration Statements (File No’s. 333-74815, 333-168827 and 333-236370).

/s/ Grant Thornton LLP

Chicago, Illinois
June 12, 2020